CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement of IBJ Funds Trust on Form N-1A (File No. 33-83430) of our report dated January 19, 1998 on our audits of the financial statements and financial highlights of IBJ Funds Trust (comprising, respectively, the IBJ Reserve Money Market Fund, IBJ Core Fixed Income Fund, IBJ Core Equity Fund, and IBJ Blended Total Return Fund), which report is included in the Annual Report to Shareholders for the year ended November 30, 1997 which is incorporated by reference in Post-Effective Amendment No. 5 to the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 5 to the Registration Statement of IBJ Funds Trust on Form N-1A (File No. 33-83430).

\s\Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.


Columbus, Ohio
March 27, 1998